Exhibit 10.2

Shanxi Gu County Jinwei Magnesium Industry Co., Ltd.
Equity Transfer Agreement

Seller: Beauty East International, Ltd. (“Party A”)
Buyer: Tianjin Zhengtai Xinyuan Trading Co., Ltd. (“Party B”)

WHEREAS,
1.
At the effective date of this agreement, Shanxi Gu County Jinwei Magnesium Industry Co., Ltd. (“target company”) has a register capital of RMB 69,417,600 Yuan, the company is a legally registered limited corporation.

2.	Party A holds 48% of the target company’s equity.
3.	Party A decides to sell the target company’s 48% equity to Party B. For mutual benefit of both parties, Party A and Party B decide to enter the following agreement.

A.	Definition
The following word and phrases shall be explained as follows:
1.	“Transfer” means the transfer of target company’s equity between Party A and Party B mentioned in Term B.
2.	“Target Equity” means the 48% equity of the target company that transferred from Party A to Party B and its shareholder rights.
3.	“Completion Date” means the date both parties finish the industry and commerce registration pursuant to Term C.1

B.	Equity Transfer
1.	Party A shall transfer its owned 48% equity of the target company to Party B with its shareholder rights.
2.	Party B agrees to purchase the target equity and bear the related responsibilities.

C.	Equity Delivery
1.
The target company is a limited responsibility corporation; this agreement shall be reviewed and authorized by Commercial Bureau of Shanxi Province. Both Parties shall ask the target company to register Party B’s information on its shareholder list and complete the registration.

2.
From the effective date of this agreement, if the registration cannot be finished in 60 days, party B has the right to terminate this agreement and shall not pay for any consideration. Party A shall repay the consideration that already paid by Party B.

D.	Consideration and Payment Method
1.	The consideration of the target equity is RMB 6,720,000 Yuan.
2.	Payment Method:
(1)	Party B shall pay RMB 3.36 million Yuan to Party A in 7 days after Party A shows the legal proof and certification of the target equity.
(2)	Party B shall pay RMB 2.69 million Yuan to Party A at the Completion Date.
(3)	The remaining balance of RMB 670,000 Yuan shall be paid in one year after the Completion Date.

(4)	The Payments mentioned above shall be converted at the mid currency ration of People’s Bank of China on the date of each payment.

E.	Declaration, Guarantee and Promises.

Party A make following declaration, guarantee and promises to Party B:
1.	Party A is a legal shareholder of Target Company and legally owns 48% of the Target Company’s equity and all related supporting documents.
2.	Party A has never used the target equity as a pledge.
3.	The execution of this agreement with not conflict to any other agreements or guarantees.
4.	Party A has the authorization of signing and executing this agreement.
5.	Party A agrees the guarantee and promises mentioned above are the precondition of the effectiveness of this agreement.
6.	The declaration, guarantee and promises mentioned above will remain effective after signing this agreement.

Party B make following declaration, guarantee and promises to Party A:
1.	Party B will follow the terms of this agreement and pay the consideration as scheduled to Party A.
2.	The declaration, guarantee and promises mentioned above will remain effective after signing this agreement.

F.	Transition
1.	Both Parties shall form a team to operate this transfer.
2.	Party A shall maintain the normal operation of the target company during the transition.
3.	Party B has the right to further investigate the target company, and stop any activity that may harm the target company during the transition.

G.	Breach
1.	Either Party shall not hide or transfer the asset of the target company.
2.	Party A shall fully clear its liabilities; otherwise, Party B has the right to deduct it from the consideration.
3.	If Party B fails to pay the consideration as scheduled, the penalty shall be 20% of the breach payment.

H.	Confidential

I.	Majeure
Any unsuccessful execution of this agreement caused by majeure shall not be deemed as breach.

J.	Dispute
Any dispute caused by executing this agreement shall be discussed by both parties first, if the dispute cannot be solved, the dispute can be arbitrated by Taiyuan Arbitration Committee. The arbitration shall be the final decision and bind to both parties.

K.	Miscellaneous
1.
As of the date of execution, this Agreement is legally binding to both parties, all rights and obligations under the terms of this Agreement may not be change unless with written approvals from both parties.

2.	Any items not covered under this Agreement, the parties may consult and sign amendments to this Agreement, as the Agreement's amendment and annex, shall have the same legal force as this Agreement.
3.	If any part of the terms or contents of this Agreement is deem null or void, all other terms of the Agreement shall not be affected.
4.	This Agreement is effective as of the date of sign and seal by the legal representative or authorized representative of both parties.
5.
This Agreement shall have ten copies of the same format, Party A and Party B shall hold two copies, two copies shall be submitted to approving authorities, Target company shall hold six copies, all copies are equally legally binding.

6.	This Agreement shall be effective after the review and approval from the approving authorities.
7.	This Agreement is signed on September 28, 2013, at Shanxi Gu County.

(No Text Below)

Party A: SEAL Authorized Representative: /s/ Beauty East International, Ltd.	Party B: SEAL Authorized Representative: /s/ Ruiqiang Zhu